UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Axesstel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0 11.

1.	Title of each class of securities to which transaction applies:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

AXESSTEL, INC.

6815 Flanders Drive, Suite 210

San Diego, California 92121

858-625-2100

www.axesstel.com

Dear Fellow Stockholder:

We are pleased to invite you to attend the Special Meeting of Stockholders to be held August 18, 2009 at our offices located at 6815 Flanders Drive, Suite 210, San Diego, California 92121, beginning at 10:00 a.m., local time.

Enclosed are the notice of special meeting of stockholders and the proxy statement describing the business that will be acted upon at the special meeting. Please vote on the business to come before the meeting, as it is important that your shares are represented. Instructions on the proxy card explain how you may vote on the Internet or by returning your proxy card by mail. If you decide to attend the meeting, you may, of course, revoke your proxy and cast your vote in person.

Whether or not you plan to attend the meeting, please vote on the Internet or complete, sign, date and return the enclosed proxy card in the envelope provided.

We look forward to seeing you at the meeting.

Sincerely,

H. Clark Hickock

Chief Executive Officer

July 9, 2009

San Diego, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on August 18, 2009: The Proxy Statement is available at http://investors.axesstel.com.

AXESSTEL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AUGUST 18, 2009

TO THE STOCKHOLDERS OF AXESSTEL, INC.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Axesstel, Inc., a Nevada corporation, will be held on August 18, 2009 at 10:00 a.m. local time, at our offices located at 6815 Flanders Drive, Suite 210, San Diego, California 92121. At the special meeting you will be asked:

1. To approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 250,000,000.

2. To approve an amendment to our articles of incorporation to authorize our board of directors to authorize a class of 20,000,000 shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions and relative rights as our board of directors may establish from time to time.

3. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement.

Our board of directors has fixed the close of business on July 6, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. We are first mailing this proxy statement to stockholders on or about July 10, 2009.

By Order of the Board of Directors

Patrick Gray
Chief Financial Officer and Secretary

San Diego, California

July 9, 2009

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY VOTE BY USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

AXESSTEL, INC.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 18, 2009

ABOUT THE SPECIAL MEETING

Q:	What is the purpose of the special meeting?

A:	At the special meeting, our stockholders will vote on two separate amendments to our articles of incorporation. The first amendment is to increase the number of authorized shares of our common stock from 50,000,000 to 250,000,000. The other amendment is to authorize our board of directors to authorize a class of 20,000,000 shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions and relative rights as our board of directors may establish from time to time. Our stockholders will also vote on any other business to properly come before the meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record at the close of business on July 6, 2009, the record date for the special meeting, are entitled to receive notice of and to participate in the special meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the special meeting, or any postponements or adjournments of the special meeting.

Q:	What are the voting rights of the holders of common stock?

A:	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the special meeting.

Q:	How is a quorum determined?

A:	Holders of a majority of the outstanding shares of our common stock entitled to vote must be present, in person or by proxy, at the special meeting to achieve the required quorum for the transaction of business. As of the record date, 23,456,232 shares of common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of common stock representing at least 11,728,117 votes will be required to establish a quorum.

All votes will be tabulated by the inspector of elections appointed for the special meeting. The inspector will separately count affirmative and negative votes, abstentions and broker non-votes. Proxies that are received but marked as abstentions (or refusals to vote) and broker non-votes (votes from shares held of record in “street name” as to which the beneficial owners have not provided voting instructions) will be included in the calculation of the number of votes considered to be present at the special meeting. If a quorum is not achieved, holders of the votes present, in person or by proxy, may adjourn the special meeting to another date.

Q:	How do I vote?

A:	If you complete and sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the special meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares. You may also vote on the Internet as explained on the enclosed proxy card.

Q:	Can I revoke my proxy later?

A:	Yes. You have the right to revoke your proxy at any time before the special meeting by:

(1)	filing a written notice of revocation with our Corporate Secretary at our principal office (6815 Flanders Drive, Suite 210, San Diego, CA 92121);

(2)	filing a properly executed proxy bearing a later date with our Corporate Secretary at our principal office (see address immediately above); or

(3)	attending the special meeting and voting in person (attendance at the special meeting will not, by itself, revoke your proxy)

If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain from the record holder a proxy issued in your name.

Q:	How does the board of directors recommend I vote on each proposal?

A:	Our board of directors recommends a vote FOR each of the proposals set forth in this proxy statement.

Q:	What is required to approve each proposals?

A:	Approval of each proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Q:	What happens if I abstain from voting or my broker submits a non-vote?

A:	We will count proxies marked “abstain” as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, the shares represented by these proxies will not be treated as affirmative votes. In other words, abstentions are treated as votes cast against the proposals. While broker non-votes are similarly counted as shares present for the purpose of determining the presence of a quorum, the shares represented by these proxies are not counted for any purpose in determining whether a proposal has been approved.

Q:	How will my shares be voted if I return a blank proxy card?

A:	If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the proposals in this proxy statement.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be conducted at the special meeting other than the proposals discussed in this proxy statement, if any other business comes before the special meeting, your signed proxy card gives authority to the proxy holders, Clark Hickock and Patrick Gray, to vote on those matters at their discretion.

Q:	Who will bear the costs of this solicitation?

A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

Q:	How can I find out the results of the voting at the special meeting?

A:	Preliminary voting results will be announced at the special meeting. Final voting results will be published in our quarterly report on Form 10-Q for the third quarter of fiscal year 2009.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our next annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission, or SEC, is December 31, 2009. You should also review our bylaws, which contain additional requirements about advance notice of stockholder proposals.

PROPOSAL 1

APPROVAL AND ADOPTION OF AN AMENDMENT TO

OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 250,000,000

GENERAL

In this proposal, we are asking our stockholders to approve an amendment to our articles of incorporation which, if approved, will increase the number of our authorized shares of common stock from 50,000,000 to 250,000,000.

Our articles of incorporation currently provide for authorized capital stock consisting of 50,000,000 shares of common stock, par value $0.0001 per share. As of June 23, 2009, we had 23,456,232 shares of common stock issued and outstanding. In addition, on that date we had outstanding stock options and warrants to purchase up to an additional 3,806,687 shares of our common stock. On June 23, 2009, our board of directors unanimously approved, subject to stockholder approval, an amendment to our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000.

Our board of directors believes that an increase in our authorized capital stock is advisable because such increase will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance would give us the flexibility of using common stock to raise capital and/or as consideration in acquiring other businesses. The increased reserve of shares available for issuance may be used to facilitate public or private financings. Our independent auditors included a “going concern” qualification in their audit report for our financial statements for the fiscal year ended December 31, 2008. We have previously stated in our recent annual and quarterly reports that if required operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions. We have no plans or agreements in place for any financing at this time. Such transactions might not be available on terms favorable to us, or at all. We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase the common stock not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

We are continuously seeking opportunities to add more expertise and proprietary products and services to further enhance our core capabilities through acquisitions of businesses. Such acquisitions may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. The current number of available authorized shares of common stock limits our ability to effect acquisitions of businesses using shares of our common stock or issuing shares to raise capital to fund such acquisitions or for other purposes. We do not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors, and those of our subsidiary. Our board of directors believes that it is critical to incentivize our officers and employees, and those of our subsidiary, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions if we grant options to the employees of the acquired companies. Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized common stock that could be used to provide such equity incentives.

The flexibility of our board of directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect. The authorized but unissued shares of common stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The increase in our authorized capital stock, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or to obtain control of our company. The availability of additional shares of common stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.

If this proposal is approved, the additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our common stock may be listed at such time. Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules.

While our board of directors and management believe that the increase in authorized common stock is necessary to provide the additional flexibility to capitalize on financing and strategic opportunities, the possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways, including the following:

•	diluting the voting power of the current holders of common stock;

•

diluting the market price of the common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock; and

•	diluting the earnings per share, if any, and book value per share of the outstanding shares of common stock.

If this proposal is approved by our stockholders, we will file an amendment to our articles of incorporation to effect the proposed increase in our authorized shares of common stock. Such amendment will be filed with the Nevada Secretary of State as soon as practicable following such approval. Appendix A to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal is approved. Such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

NO APPRAISAL RIGHTS

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

REQUIRED VOTE

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO PERMIT OUR

BOARD OF DIRECTORS TO AUTHORIZE A CLASS OF 20,000,000 SHARES OF PREFERRED

STOCK HAVING WHATEVER VOTING POWERS, DESIGNATIONS, PREFERENCES,

LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS AS OUR BOARD OF DIRECTORS MAY

ESTABLISH FROM TIME TO TIME

On June 23, 2009 our board of directors unanimously approved an amendment to our articles of incorporation to permit our board of directors to authorize a class of 20,000,000 shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions and relative rights as our board of directors may establish from time to time.

As with Proposal 1, our board of directors believes that having an authorized class of 20,000,000 shares of undesignated preferred stock is advisable because such shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Having an authorized class of 20,000,000 shares of undesignated preferred stock available for issuance would give us the flexibility of using such shares to raise capital in public or private financings and/or as consideration in acquiring other businesses. As noted above in Proposal 1, if we cannot generate required operating funds from our operations, we may need to raise capital through the sale of debt or equity securities. Certain investment funds that invest in microcap companies like our company prefer to invest on the basis of preferred stock. These investment funds may have charter agreements with their owners or investors that restrict the funds investments to preferred stock with certain voting powers, designations, preferences, limitations, restrictions or relative rights. By authorizing the class of undesignated preferred stock, we intend to provide our board of directors with the flexibility to meet the investment parameters from a broader range of possible investors. We have no plans or agreements in place for any financing at this time. Such transactions might not be available on terms favorable to us, or at all. If this proposal is approved, our board of directors would be authorized to sell preferred stock at such prices and with such additional rights as they believe appropriate at the time. Any such transaction may include additional contractual rights in connection with the purchase of the preferred stock, such as warrants to purchase shares of common stock or anti-dilution protections.

We are continuously seeking opportunities to add more expertise and proprietary products and services to further enhance our core capabilities through acquisitions of businesses. Such acquisitions may be effected using shares of preferred stock and/or by using capital that may need to be raised by selling such securities. The authorization of undesignated preferred stock provides our board of directors and management with the flexibility to designate rights in the preferred stock that can be tailored to a specific transaction. Such rights could, among other things, include additional or restricted voting rights, or liquidation preferences or redemption features. The preferred stock designated in a class could provide superior voting rights to common stock, or alternatively could be designated with limited voting rights and more closely resembling a debt instrument. Not having any authorized shares of preferred stock limits our ability to effect acquisitions of businesses using shares of preferred stock or issuing such shares to raise capital to fund such acquisitions or for other purposes. We do not have any agreement, arrangement or understanding at this time with respect to any specific acquisition for which the authorized shares would be issued.

The flexibility of our board of directors to issue shares of preferred stock could also enhance our ability to negotiate on behalf of our stockholders in a takeover situation and have an anti-takeover effect. The authorized but unissued shares of preferred stock could be used by our board of directors to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with our board of directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Stockholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. This proposal, however, is not being proposed in response to any effort of which we are aware to obtain control of our company. The availability of shares of preferred stock is particularly important in the event that our board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.

If this proposal is approved, our board of directors will establish the designations, rights and preferences of the shares of preferred stock without further action or authorization by our stockholders. The shares of preferred stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law. Our board of directors does not intend to solicit further stockholder approval prior to establishing the designations, rights and preferences of shares of preferred stock or the issuance of any shares of preferred stock, except as may be required by applicable law or rules.

While our board of directors and management believe that the authorization of preferred stock is necessary to provide the additional flexibility to capitalize on financing and strategic opportunities, the possible future issuance of shares of preferred stock could affect our current stockholders in a number of ways, including the following:

•

diluting the voting power of the current holders of common stock, to the extent that the shares of preferred stock provide the holders thereof with voting rights as a separate class or on an as-converted basis with our common stock;

•

diluting the market price of the common stock, to the extent that the shares of preferred stock provide for the conversion into common stock at prices that could be below current trading prices of the common stock; and

•	prohibiting the payment of dividends on common stock if such prohibition is part of the rights or preferences of the preferred stock.

If this proposal is approved by our stockholders, we will file an amendment to our articles of incorporation to effect to effect the amendment. Such amendment will be filed with the Nevada Secretary of State as soon as practicable following such approval. Appendix B to this proxy statement sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal is approved. Appendix C to this proxy statements sets forth the text of the form of the certificate of amendment of articles of incorporation if this proposal and Proposal No. 1 are approved. In each case, such text is subject to revision for such changes as may be required by the Nevada Secretary of State and other changes consistent with the proposals that we or our counsel may deem necessary or appropriate.

NO APPRAISAL RIGHTS

Neither Nevada law nor our articles of incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

REQUIRED VOTE

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of June 26, 2009 by:

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

The percentage of beneficial ownership is based on 23,456,232 shares outstanding on June 26, 2009. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 26, 2009 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address: (1)	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers:
H. Clark Hickock (2)	542,499	2.3%
Patrick Gray (3)	305,833	1.3%
Stephen Sek (4)	248,300	1.1%
Jai Bhagat (5)	180,750	*
Osmo A. Hautanen (6)	151,750	*
Richard M. Gozia (7)	118,750	*
All current executive officers and directors as a group (six persons)	1,547,882	6.3%
5% or Greater Stockholders:
Potomac Capital Management LLC (8) 825 Third Avenue, 33rd Floor New York, NY 10022	1,570,626	6.7%
Entities affiliated with ComVentures (9) 305 Lytton Avenue Palo Alto, CA 94301	3,143,761	13.4%

*	Less than one percent
(1)	Except as otherwise indicated, the address for each beneficial owner is 6815 Flanders Drive, Suite 210, San Diego, California 92121.
(2)	Includes 417,499 shares of common stock issuable upon exercise of options. Mr. Hickock is our chief executive officer.
(3)	Includes 205,833 shares of common stock issuable upon exercise of options. Mr. Gray is our chief financial officer.
(4)	Includes 237,500 shares of common stock issuable upon exercise of options. Mr. Sek is our chief technology officer.
(5)

Includes 40,000 shares of common stock issuable upon exercise of options and 75,750 shares of “restricted” common stock. The shares of “restricted” common stock are subject to forfeiture upon termination of service and vest as to 1/12th of such shares each month commencing July 11, 2009; provided that all such shares fully vest on the earlier of the anniversary of the date of issuance or the date of our next annual meeting of stockholders.

(6)

Includes 25,000 shares of common stock issuable upon exercise of options and 75,750 shares of “restricted” common stock. The shares of “restricted” common stock are subject to forfeiture upon termination of service and vest as to 1/12th of such shares each month commencing July 11, 2009; provided that all such shares fully vest on the earlier of the anniversary of the date of issuance or the date of our next annual meeting of stockholders.

(7)

Includes 33,000 shares of common stock issuable upon exercise of options and 75,750 shares of “restricted” common stock. The shares of “restricted” common stock are subject to forfeiture upon termination of service and vest as to 1/12th of such shares each month commencing July 11, 2009; provided that all such shares fully vest on the earlier of the anniversary of the date of issuance or the date of our next annual meeting of stockholders.

(8)	Based solely upon Schedule 13G filing made with the SEC by Potomac Capital Management on March 2, 2009.
(9)	Based solely upon a Form 4 filing made with the SEC by ComVentures on June 15, 2009. Includes 2,948,868 shares held by ComVentures V, L.P.; 182,827 shares held by ComVentures V-B CEO Fund, L.P.; and 12,066 shares held by ComVentures V Entrepreneurs’ Fund, L.P. ComVen V, LLC is the general partner of each of the foregoing entities.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders sharing an address. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request. To make such a request, please contact us at Axesstel, Inc., c/o Corporate Secretary, 6815 Flanders Drive, Suite 210, San Diego, CA 92121 or by phone at (858) 625-2100. Any stockholder who wants to receive separate copies of our proxy statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact their bank, broker, or other nominee record holder, or us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the special meeting may request reasonable assistance or accommodation from us by contacting our corporate secretary at Axesstel, Inc., 6815 Flanders Drive, Suite 210, San Diego, California 92121 or at (858) 625-2100. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by July 31, 2009.

Whether you intend to be present at the special meeting or not, we urge you to return your signed proxy card promptly.

By Order of the Board of Directors

Patrick Gray Chief Financial Officer and Secretary

July 9, 2009

APPENDIX A

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation: Axesstel, Inc.

2. The articles have been amended as follows:

Article Sixth has been deleted and replaced in its entirety with:

“That the total number of common stock authorized that may be issued by the Corporation is TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of stock at $0.0001 par value per share and no other class of stock shall be authorized. Said shares may be issued by this Corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:         %

4. Effective date of filing (optional):

5. Officer Signature (required):

APPENDIX B

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation: Axesstel, Inc.

2. The articles have been amended as follows:

Article Sixth has been deleted and replaced in its entirety with:

“The aggregate number of shares of stock that this Corporation shall have the authority to issue shall be SEVENTY MILLION (70,000,000) shares, consisting of FIFTY MILLION (50,000,000) shares of common stock at $0.0001 par value per share and TWENTY MILLION (20,000,000) shares of preferred stock at $0.0001 par value per share. The shares of preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares of any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of the shares of that series. Said shares of common stock and preferred stock may be issued by this Corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:         %

4. Effective date of filing (optional):

5. Officer Signature (required):

APPENDIX C

Proposed Amendment to Articles of Incorporation

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation: Axesstel, Inc.

2. The articles have been amended as follows:

Article Sixth has been deleted and replaced in its entirety with:

“The aggregate number of shares of stock that this Corporation shall have the authority to issue shall be TWO HUNDRED AND SEVENTY MILLION (270,000,000) shares, consisting of TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of common stock at $0.0001 par value per share and TWENTY MILLION (20,000,000) shares of preferred stock at $0.0001 par value per share. The shares of preferred stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares of any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of the shares of that series. Said shares of common stock and preferred stock may be issued by this Corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:         %

4. Effective date of filing (optional):

5. Officer Signature (required):

AXESSTEL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 18, 2009.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy hereby appoint(s) H. Clark Hickock and Patrick Gray or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock of Axesstel, Inc. that the stockholder(s) would be entitled to vote on all matters that may come before the Special Meeting of Stockholders to be held on August 18, 2009, or at any adjournment or postponement thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the board of directors of Axesstel, Inc. recommends where a choice on the reverse side of this proxy is not specified.

Please complete, sign, date and mail this proxy in the accompanying business reply envelope even if you intend to attend the meeting in person. You may also vote your proxy via the Internet by following the instructions printed below.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 18, 2009: The Proxy Statement is available at http://investors.axesstel.com.

VOTE BY INTERNET

Go online at www.transferonline.com/proxy and cast your ballot electronically, in accordance with the following instructions.

Your Proxy ID is:	Your Authorization Code is:

Instructions for voting electronically:

1.	Go to www.transferonline.com/proxy
2.	Enter your Proxy ID and Authorization Code
3.	Press Continue
4.	Make your selections
5.	Press Vote Now

☒ Please mark votes as in this example.

1.	To approve an amendment to the company’s articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 250,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve an amendment to the company’s articles of incorporation to authorize the board of directors to authorize a class of 20,000,000 shares of preferred stock having whatever voting powers, designations, preferences, limitations, restrictions and relative rights as the board of directors may establish from time to time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE IF YOUR ADDRESS HAS CHANGED AND PROVIDE YOUR NEW ADDRESS IN THE BLANK SPACE TO THE RIGHT.

Please complete, sign, date and mail this proxy in the accompanying envelope even if you intend to attend the meeting in person. Returning this proxy will not limit your right to vote in person or to attend the meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of proxy materials. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. This proxy is revocable at any time prior to its use.

Signature:	Date:

Signature:	Date:

IMPORTANT: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

THANK YOU FOR VOTING.